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February 19, 1997



Hartford Life Insurance Company
P.O. Box 5085
Hartford, CT   06102-5085


RE: Rule 24f-2 Notice with respect to Securities Act of 1933 Registration Statements of Hartford Life Insurance Company -Putnam Capital Manager Trust Separate Account
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To Whom it May Concern:

I serve as counsel to Hartford Life Insurance Company and the above referenced Separate Account. This Separate Account currently has two Registration Statements under the Securities Act of 1933 ("Securities Act") in effect which were filed with the Securities and Exchange Commission to register units of interest issued to Contract Owners to evidence the investment of their Contract premium payments in shares of Putnam VT Asia Pacific Growth, Putnam VT Diversified Income Fund, Putnam VT Global Asset Allocation, Putnam VT Global Growth Fund, Putnam VT Growth and Income, Putnam VT High Yield Fund, Putnam VT Money Market Fund, Putnam VT New Opportunities Fund, Putnam VT U.S. Government and High Quality Bond Fund, Putnam VT Utilities Growth and Income Fund and Putnam VT Voyager Fund ("Putnam Funds"). The units of interest represent undivided interests in the shares so acquired. The Securities Act Registration Statements, which have been declared effective, recited the election of the Separate Account to register an indefinite number of units of interest pursuant to Rule 24f-2.

In acting as counsel, I have made an examination of law and examined such records and documents as I have deemed necessary to render the following opinion. It is my opinion that the units of interest issued between January 1, 1996 and December 31, 1996 were legally issued and the rights created thereby are fully enforceable.

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Page Two\Rule 24f-2 Notice with respect to Securities Act of 1933 Registration
Statements of Hartford Life Insurance Company-Putnam Capital Manager Trust Separate Account
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I hereby consent to this Opinion accompanying the Form 24f-2 Notice to be filed by and on behalf of this Separate Account for 1996.

Very truly yours,

/S/ Marianne O'Doherty

Marianne O'Doherty
Associate Counsel